                                                                    EXHIBIT 99.1



CONTACTS:         DAVID OLIVER                       BILL PRATER
                  CORPORATE COMMUNICATIONS           INVESTOR RELATIONS
                  SOUTHTRUST CORPORATION             SOUTHTRUST CORPORATION
                  (205) 254-5523                     (205) 254-5187

               SOUTHTRUST ANNOUNCES RECORD FIRST-QUARTER EARNINGS
                             AND EARNINGS PER SHARE

     SUMMARY: * EARNINGS INCREASE 9 PERCENT
              * EARNINGS PER DILUTED SHARE INCREASE 9 PERCENT TO $0.49
              * EARNINGS INCREASE FOR 49TH CONSECUTIVE QUARTER
              * NON-INTEREST INCOME UP 15 PERCENT
              * EFFICIENCY RATIO IMPROVES TO 52.31 PERCENT; EXPENSES REMAIN FLAT
              * CORE DEPOSITS INCREASE 8 PERCENT
              * LOAN GROWTH 5 PERCENT
              * CHARGE-OFFS REMAIN LOW; CREDIT QUALITY REMAINS STRONG

BIRMINGHAM, Ala. (April 16, 2003) -- SouthTrust Corporation (NASDAQ: SOTR) today announced record earnings of $171.3 million, or $0.49 per diluted share, for the first quarter of 2003. Earnings and earnings per diluted share were up 9 percent compared to the first quarter of 2002. This marks the 49th consecutive quarter of increased earnings.

"SouthTrust had another solid and consistent quarter," said Wallace D. Malone Jr., SouthTrust's Chairman and Chief Executive Officer. "We all know that the economy has been challenging for all businesses, including financial services businesses, but our employees haven't let that be an excuse and have continued to deliver outstanding results. We continue to work hard to serve our customers and grow our business. SouthTrust's overall performance and record earnings for the first quarter demonstrate that our business model and sales processes function well in a variety of economic conditions."

Net-interest income was $415.2 million during the first quarter compared to $420.5 million in the first quarter a year ago. This slight decrease reflects the continued drop in interest rates. The company's first quarter net-interest margin was 3.69 percent compared to 3.87 percent in the first quarter of 2002. The decrease in the net-interest margin percentage was largely offset by growth in earning assets, which were up 4 percent over the first quarter of 2002.

"While continued low interest rates present a challenge, we are confident that the current situation is manageable," Malone said. "We remain focused on variable-rate lending, prudent securities purchases, avoiding long-term fixed-rate loans and continued growth in core deposits. This strategy allows us to avoid locking in low-yielding, long-term assets that present unacceptable future rate risk to the company."


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SouthTrust continues to achieve excellent non-interest income growth.
Non-interest income increased 15 percent in the first quarter to $177.2 million compared to $153.8 million in the first quarter of 2002. Service charges increased 14 percent, debit card fees increased 24 percent, mortgage-banking income was up 54 percent and investment fees rose 20 percent.

The company's expense-control culture produced outstanding first-quarter results. Non-interest expenses during the first quarter were $312.0 million, which is lower than any quarter in 2002. For the quarter, the company's efficiency ratio improved to 52.31 percent compared to 54.28 percent in the first quarter of 2002.

"During recent years, SouthTrust has made a significant investment in electronic systems enhancements and process improvements designed to create additional efficiencies," Malone said. "These investments are certainly a factor in the favorable expense trends that we are experiencing today, and these investments should continue to benefit us in the future."

As of quarter-end, total assets were $51.3 billion, a 6 percent increase over first quarter 2002 assets of $48.3 billion. Total loans and leases increased 5 percent to $34.4 billion for the first quarter compared to $32.9 billion at the end of the first quarter 2002. Core deposits increased 8 percent to $25.8 billion from $23.9 billion in the first quarter of 2002.

"There is no doubt that the economy has limited the banking industry's opportunities to make loans," Malone said. "Knowing that fact, we are comfortable with our loan growth in the first quarter. We are confident that our extensive calling efforts and sales culture will have us well positioned when the economy begins to improve."

Credit quality remains excellent. For the quarter, net loans charged off were $28.4 million, or 0.34 percent of loans, compared to $27.5 million, or 0.33 percent of loans, in the first quarter of 2002.

"We are pleased that our strong credit culture continues to provide us with a high quality loan portfolio, which significantly enhances the stability of our earnings," Malone said. "Superior asset quality has been central to SouthTrust's success. By avoiding credit problems, management can devote its attention to opportunities that will enhance the company's performance, such as improving customer service, increasing revenues and improving operating efficiencies."

Non-performing asset trends continue to be favorable. Total non-performing assets as of March 31, 2003, were $246.1 million, or 0.71 percent of loans plus other non-performing assets compared to the Dec. 31, 2002, level of $237.2 million, or 0.69 percent of loans plus other non-performing assets. The company's loan-loss reserve for first quarter was 1.45 percent of loans. In addition, the loan-loss reserve coverage of non-performing loans was 264 percent.

SouthTrust Corporation (www.southtrust.com) is a $51.3 billion regional bank holding company with headquarters in Birmingham, Ala. SouthTrust operates 693 financial centers and 871 ATMs in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia. The company offers a complete line of banking and other related financial services to commercial and retail customers. SouthTrust is a Forbes Platinum 400 and FORTUNE 500 company that trades on the NASDAQ Stock Market under the symbol SOTR. The company is listed on the S&P 500 index and the Keefe, Bruyette & Woods BKX Index.


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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release.

While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that the anticipated future results will be achieved.

DETAILED FINANCIAL TABLES ARE AVAILABLE AT HTTP://INVESTOR.SOUTHTRUST.COM

                                   -- SOTR --


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SOUTHTRUST CORPORATION
FINANCIAL HIGHLIGHTS

                                                                Three Months                        Year Ended
                                                               Ended March 31,        %             December 31,            %
                                                              2003         2002     Change      2002           2001       Change
                                                            --------     --------   ------    ---------     ----------    ------
SUMMARY INCOME STATEMENT
---------------------------------------
(Fully taxable equivalent, in thousands)
Interest income                                             $617,479     $685,231            $2,677,968     $3,183,992
Interest expense                                             199,377      261,435               960,327      1,642,658
                                                            --------     --------             ---------     ----------
Net interest income                                          418,102      423,796             1,717,641      1,541,334
Tax equivalent adjustment                                     (2,884)      (3,288)              (12,557)       (13,232)
Provision for loan losses                                     29,400       27,650               126,732        118,293
                                                            --------     --------             ---------     ----------
Net interest income after provision for loan losses          385,818      392,858             1,578,352      1,409,809
Non-interest income (excluding securities transactions)      178,281      151,588               658,395        564,524
Securities transactions                                       (1,096)       2,181                 2,601          6,505
Non-interest expense                                         311,981      312,322             1,276,851      1,153,368
                                                            --------     --------             ---------     ----------
Income before income taxes                                   251,022      234,305               962,497        827,470
Income taxes                                                  79,677       76,535               312,626        273,002
                                                            --------     --------             ---------     ----------
Net income                                                  $171,345     $157,770    8.6%     $ 649,871     $  554,468     17.2%
                                                            ========     ========             =========     ==========

EARNINGS & DIVIDENDS
--------------------------------------------
(Dollars in thousands, except per share data)

Basic:
   Earnings per share                                          $0.50        $0.46    8.7%         $1.87          $1.62     15.4%
   Average shares outstanding                                345,514      346,506               346,731        341,425

Diluted:
   Earnings per share                                          $0.49        $0.45    8.9%         $1.85          $1.61     14.9%
   Average shares outstanding                                350,494      350,403               350,937        345,294

Cash dividends declared per share                              $0.21        $0.17   23.5%         $0.68          $0.56     21.4%

PERFORMANCE RATIOS

Return on average assets                                        1.38%        1.33%                 1.33%          1.19%
Return on average tangible assets                               1.40         1.35                  1.36           1.21
Return on average equity                                       15.15        15.83                 15.12          15.10
Return on average tangible equity                              18.33        19.67                 18.56          18.26
Net interest margin (FTE)                                       3.69         3.87                  3.85           3.58
Net loans charged-off to net average loans                      0.34         0.33                  0.34           0.35
Allowance to net loans outstanding                              1.45         1.48                  1.46           1.45
Non-interest expense as a % of average total assets             2.51         2.62                  2.62           2.48
Efficiency ratio                                               52.31        54.28                 53.74          54.77

SELECTED AVERAGE BALANCES
-------------------------------------------
(Dollars in millions, except per share data)

Total assets                                               $50,493.9    $48,284.4    4.6%     $48,706.8      $46,511.6      4.7%
Earning assets                                              46,356.7     44,514.8    4.1%      44,856.0       43,107.3      4.1%
Loans, net of unearned income                               34,395.7     33,367.9    3.1%      33,386.3       32,250.7      3.5%
Total deposits                                              32,589.7     31,505.7    3.4%      31,439.2       29,778.3      5.6%
Stockholders' equity                                         4,587.6      4,042.6   13.5%       4,299.1        3,673.1     17.0%


SELECTED PERIOD END BALANCES                                MAR 31       Mar 31      %         Dec 31        Dec 31         %
-------------------------------------------                  2003         2002     Change       2002          2001        Change
(Dollars in millions, except per share data)               --------     --------   ------    ---------     ----------     ------

Total assets                                               $51,348.6    $48,250.7    6.4%     $50,570.9      $48,754.5      3.7%
Loans, net of unearned income                               34,440.4     32,870.4    4.8%      34,237.6       33,422.6      2.4%
Total deposits                                              32,312.8     30,749.8    5.1%      32,945.4       32,634.1      1.0%
Core deposits                                               25,785.4     23,907.1    7.9%      25,725.6       23,670.2      8.7%
Stockholders' equity                                         4,523.1      4,040.7   11.9%       4,627.6        3,962.4     16.8%
Shares outstanding (in thousands)                            341,882      346,706               346,924        346,273
Book value per share                                          $13.23       $11.65                $13.34         $11.44
Number of banking offices                                        693          714                   710            706
Number of ATMs                                                   871          866                   882            855
Full-time equivalent employees                                12,950       13,255                13,228         13,273